UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 14, 2005

AmeriGas Partners, L.P.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13692	23-2787918
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

460 No. Gulph Road, King of Prussia, Pennsylvania		19406
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610 337-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 14, 2005, Martha B. Lindsay resigned as Vice President-Finance and Chief Financial Officer of AmeriGas Propane, Inc., effective April 15, 2005. AmeriGas Propane, Inc. is the General Partner of AmeriGas Partners, L.P.

Michael J. Cuzzolina, age 59, will become Vice President-Finance and Chief Financial Officer of the General Partner effective April 16, 2005, until Ms. Lindsay's successor is named. Mr. Cuzzolina is Vice President-Accounting and Financial Control of UGI Corporation, the parent company of the General Partner (1984 to 1999; and July 2003 to present). From 1999 to 2003, Mr. Cuzzolina served as President of Flaga GmbH, a wholly owned Austrian subsidiary of UGI. Mr. Cuzzolina will continue with his responsibilites as Vice President-Accounting and Financial Control at UGI.

On February 15, 2005, the General Partner issued a press release regarding these matters, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits
99.1 Press release dated February 15, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmeriGas Partners, L.P.

February 15, 2005	By:	Eugene V.N.Bissell

Name: Eugene V.N.Bissell
Title: President and Chief Executive Officer of AmeriGas Propane, Inc.

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Exhibit Index

Exhibit No.	Description

99.1	Press release